UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2012

Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

(610) 249-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed by Gardner Denver, Inc. (the “Company”) to amend the Current Report on Form 8-K, filed by the Company on July 18, 2012, which incorrectly identified T. Duane Morgan as the Vice President, Gardner Denver, Inc. and President, Industrial Products Group. Mr. Morgan’s correct title is Vice President, Gardner Denver, Inc. and President, Engineered Products Group. No other changes were made to the text of the filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 15, 2012, T. Duane Morgan was appointed as the Vice President, Gardner Denver, Inc. and President, Engineered Products Group, to be effective July 23, 2012. Mr. Morgan, 62, previously served in this position from January 2009 until his retirement on May 1, 2012. Previously, Mr. Morgan served as Vice President and General Manager of the Gardner Denver Fluid Transfer Division from December 2005 to January 2009. Mr. Morgan is a member of the Board of Directors of the Petroleum Equipment Suppliers Association, Capital Southwest Corporation (Nasdaq: CSWC) and is a former member of the Board of Directors of the Valve Manufacturers Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: July 19, 2012	By:	/s/ Brent A. Walters

Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

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